BODDIE-NOELL PROPERTIES, INC.
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EXHIBIT 11:  COMPUTATION OF PER SHARE EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                        Price      # SHARES          Total Amt.
Common shares outstanding:
   January 1 - August 14                                                             3,016,740
   August 15 - September 30                                                          3,024,991
                                                                                ===============
   Weighted average                                                                  3,018,155
                                                                                ===============
Common stock equivalents:
   Options granted October 17, 1994,
      as repriced January, 1996                                       $   12.50        160,000
                                                                                ===============
Other potentially dilutive securities:                                               none
                                                                                ===============

Assumed exercise of options @ January 1                                   12.50        160,000      $     2,000,000
Assumed purchase of treasury stock  w/proceeds
   Average price of stock (per AMEX
   reports)
   January                                                                12.59
   February                                                               12.95
   March                                                                  13.05
   April                                                                  12.44
   May                                                                    12.48
   June                                                                   12.71
   July                                                                   12.66
   August                                                                 12.82
   September                                                              12.79
      Overall average                                                     12.72       (157,219)          (2,000,000)
                                                                                ---------------  -------------------
Assumed increase(decrease) in # shares/equity $                                          2,781      $             -
                                                                                                 ===================
Weighted average # shares outstanding                                                3,018,155
Assumed # shares for calculation of                                             ---------------
   earnings per common and common equivalent share                                   3,020,936
                                                                                ===============

Net income,  nine months ended September 30, 1996                                                   $     1,277,530
                                                                                                 ===================
Earnings per share, weighted average common shares outstanding                                      $        0.4233
                                                                                                 ===================
Earnings per common and common equivalent share                                                     $        0.4229
                                                                                                 ===================
   Dilution percentage                                                                   0.09% *
                                                                                ===============

*Reduction of less than 3% in the aggregate is not considered dilution; financial statement presentation of fully diluted earnings per share is not required. Primary earnings per share is presented based on weighted average number of common shares outstanding.